INCORPORATED UNDER THE LAWS OF THE
STATE OF NEVADA

NUMBER
031

SHARES

OC OUTCAST

AUTHORIZED SHARES: 75,000,000 PAR VALUE: $.001

CUSIP NO.

This is to certify that

is the record holder of

shares of OUTCAST, INC. *Common Stock*
transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

OUTCAST, INC.
CORPORATE
Seal
NEVADA

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
706 EAST BELL ROAD, Suite 202, PHOENIX, ARIZONA 85022

AUTHORIZED SIGNATURE